Exhibit 10.13

VOTING AGREEMENT

AMENDMENT #1

This amendment #1 to the Voting Agreement dated August 8, 2017 is made and entered into this ___ day of May, 2021 by and among the Company, the Investors and the Sidney Williams Emery, Jr. Revocable Trust (all terms not otherwise described herein are defined in the Voting Agreement.)

RECITALS

A.	In recognition of that the Company may benefit from adding additional members to the Board of Directors and that some investors may require a board seat as a condition of their investment;

B.

Sidney Willians Emery, Jr. has agreed to purchase shares of the Company’s common stock and a condition of this investment is being appointed to the Company’s Board of Directors and being added as a signatory to the Voting Agreement; and

C.	In order to increase the size of the Board of Directors and add a new member of the Board of Directors, the Voting Agreement must be amended pursuant to Section 4.7 thereof.

NOW, THEREFORE, the parties agree as follows:

1.	Section 1.1 of the Agreement is hereby amended by replacing the entirety of the first sentence with the following:

Each Investor agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Investor, or over which such Investor has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at six (6) directors.

2.	Section 1.2 of the Agreement is hereby amended by replacing it in its entirety and replacing it with the following:

Each Investor agrees to vote, or cause to be voted, all Shares owned by such Investor, or over which such Investor has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a)    One person designated by RNI (the “RNI Designee”), which individual shall initially be Jon Knochenmus.

(b)    One person designated by Ralco (the “Ralco Designee”), which individual shall initially be Brian Knochenmus.

(c)    One person designated by Schwan’s (the “Schwan’s Designee”), who shall be appointed by Schwan’s by written notice to the Company.

(d)    One person designated by Eagle Energy (the “Eagle Designee”), which individual shall initially be David M. Fick;

(e)    One person designated by the Sidney Williams Emery, Jr Revocable Trust (the “Emery Designee”), which individual shall initially be Sidney Williams Emery, Jr.; and

(f)    The Company’s Chief Executive Officer, who shall initially be Michael B. Ziebell (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Investors shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Board; and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director.

To the extent that any of clauses (a) through (f) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members same management company with, such Person.

3.	No further amendments to the Voting Agreement are hereby made and the Voting Agreement shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement Amendment #1 as of the date first written above.

Signature Page to Follow

The tru Shrimp Company By: ______________________________ Name: Michael B. Ziebell Title: President & Chief Executive Officer	RNI Aquaculture, LLC By: ____________________________ Name: Brian Knochenmus Title: Managing Member
Ralco Nutrition, Inc. By: _______________________________ Name: Jon Knochenmus Title: President Emeritus	Schwan’s Shared Services, LLC By: ____________________________ Name: Title:
Eagle Energy, LLC By: _______________________________ Name: David M Fick Title: President	Sidney Williams Emery, Jr Revocable Trust By: _____________________________ Name: Sidney Williams (Chip) Emery, Jr. Title: Managing Member